EXHIBIT 14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated October 25, 1999 relating to the August 31, 1999 financial statements and financial highlights of PaineWebber Balanced Fund appearing in the August 31, 1999 Annual Report to Shareholders of PaineWebber Balanced Fund (the "Fund"), which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the headings "Other Service Providers", "Financial Highlights" and "Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Other Information - Auditors" in the Fund's N-1A Registration Statement dated December 9, 1999, which is incorporated by reference into the N-14 Registration Statement.



PricewaterhouseCoopers LLP                        /s/PricewaterhouseCoopers LLP
1177 Avenue of the Americas                       -----------------------------
New York, New York 10036                          PRICEWATERHOUSECOOPERS LLP
March 13, 2000